EXHIBIT 99

ADP Appoints David Goeckeler to Board of Directors

ROSELAND, NJ, February 14, 2022 – ADP, a leading global technology company providing human capital management (HCM) solutions, announced today that David Goeckeler has been appointed to the Board of Directors, effective February 14, 2022. This appointment expands the number of independent outside directors on the ADP Board to 11 members.

Mr. Goeckeler is a transformational technology veteran with an extensive background leading large-scale development operations that deliver disruptive innovation across critical infrastructure segments including enterprise software, semiconductors, networking and cybersecurity. As CEO of Western Digital Corporation, he leads one of the world’s most innovative data storage devices and solutions companies with over 65,000 employees operating manufacturing facilities in North America, Asia-Pacific and EMEA.

"We are excited to welcome David to the ADP Board,” said John P. Jones, chairman of the board for ADP. "His strategic thought-leadership coupled with deep domain expertise in cloud computing infrastructure, modern software development and business models, cybersecurity and data protection are incredibly valuable to the Board and will help drive ADP’s innovation journey across its HCM technology portfolio. We believe this appointment reflects our ongoing commitment to bring new transformative talent to the Board.” Mr. Jones added, “The Board reaffirms its intention to return to a smaller 10-member Board of outside directors over time.”

“Innovation is in our DNA and continues to underpin our business strategy,” said Carlos Rodriguez, chief executive officer of ADP. “We’re thrilled to welcome David to the ADP Board as his insight and experience will help us accelerate our own digital transformation and deliver new technology experiences and solutions that meet the changing needs of our clients and their workers.”

Mr. Goeckeler became CEO of Western Digital in March 2020. Prior to his current role, he was executive vice president and general manager of Cisco’s Networking and Security Business, with responsibility for more than $34 billion of the company’s global technology franchise. He led a global team of more than 25,000 engineers and oversaw Cisco’s networking and security strategy and market acceleration, including development operations for the company’s expansive technology portfolio and strategic acquisitions. Mr. Goeckeler holds bachelor’s degrees in computer science and mathematics from the University of Missouri at Columbia, a master’s degree in computer science from the University of Illinois at Urbana-Champaign, and a master’s degree in business administration from both Columbia University and the University of California at Berkeley.

Safe Harbor Statement

This document and other written or oral statements made from time to time by ADP may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words like “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could” “is designed to” and other words of similar meaning, are forward-looking statements. These statements are based on management’s expectations and assumptions and depend upon or refer to future events or conditions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements or that could contribute to such difference include: ADP's success in obtaining, and retaining, clients, and selling additional services to clients; the pricing of products and services; the success of our new solutions; compliance with existing or new legislation or regulations; changes in, or interpretations of, existing legislation or regulations; overall market, political and economic conditions, including interest rate and foreign currency trends; competitive conditions; our ability to maintain our current credit ratings and the impact on our funding costs and profitability; security or cyber breaches, fraudulent acts, and system interruptions and failures; employment and wage levels; changes in technology; availability of skilled technical associates; the impact of new acquisitions and divestitures; the adequacy, effectiveness and success of our business transformation initiatives; and the impact of any uncertainties related to major natural disasters or catastrophic events, including the COVID-19 pandemic. ADP disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. These risks and uncertainties, along with the risk factors discussed under “Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, and in other written or oral statements made from time to time by ADP, should be considered in evaluating any forward-looking statements contained herein.

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